As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Millicom International Cellular S.A.

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
2, Rue du Fort Bourbon L-1249 Luxembourg +352-277-59018
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System 28 Liberty Street New York, NY 10015 +1 212-894-8940
(Name, Address, and Telephone Number of Agent For Service)

Copy to:
John B. Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: +1 (212) 450-4000		Mauricio Ramos President and Chief Executive Officer Millicom International Cellular S.A. 2, Rue du Fort Bourbon L-1249 Luxembourg
Fax: +1 (212) 701-5800		Tel: +352-277-59018

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Millicom International Cellular S.A.

Common Shares and Rights to Purchase Common Shares, Including Common Shares Represented by Swedish Depository Receipts

This prospectus may be used to offer common shares of Millicom and rights to purchase such common shares (which may include common shares represented by Swedish Depository Receipts), which we collectively refer to as the “securities.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities being offered and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any selling security holders, underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

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Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 1, 2022.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this shelf process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of those securities and their offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Millicom International Cellular S.A. and its consolidated subsidiaries. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take any responsibility for any other information that others may give you.

Millicom is not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.

You should not assume that the information contained or incorporated by reference in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus. Millicom’s business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the documents we file with the SEC.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 20-F/A for the year ended December 31, 2021, as filed with the SEC on March 1, 2022; and

•	Items 1, 2 and 3 of our Report on Form 6-K as filed with the SEC on March 1, 2022.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securties Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until any offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference into this prospectus.

We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Millicom International Cellular, S.A., 2, Rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg, telephone: +352 27 759 018. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.millicom.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to the offer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. This prospectus, the documents incorporated by reference herein and the related prospectus supplement contain certain forward-looking statements concerning our intentions, beliefs or current expectations regarding our future financial results, plans, liquidity, prospects, growth, strategy and profitability, as well as the general economic conditions of the industries and countries in which we operate. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and the economic, political and legal environments in which we operate and other information that is not historical information.

Many of the forward-looking statements contained in the prospectus, the documents incorporated by reference herein and the related prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. These statements include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:

•	global economic conditions and foreign exchange rate fluctuations as well as local economic conditions in the markets we serve;

•	potential disruption due to diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the outbreak of the COVID-19 virus and the ongoing efforts throughout the world to contain it;

•	telecommunications usage levels, including traffic, customer growth and the accelerated transition from traditional to digital services as a result of the COVID-19 pandemic;

•	competitive forces, including pricing pressures, the ability to connect to other operators’ networks and our ability to retain market share in the face of competition from existing and new market entrants as well as industry consolidation;

•	the achievement of our operational goals, financial targets and strategic plans, including the acceleration of cash flow growth, the reduction in net leverage, the expansion of our fixed broadband network, and the implementation of a share repurchase program and environmental, social and governance standards;

•	legal or regulatory developments and changes, or changes in governmental policy, including with respect to the availability of spectrum and licenses, the level of tariffs, laws and regulations which require the provision of services to customers without charging or the ability to disconnect such services during the COVID-19 pandemic, tax matters, the terms of interconnection, customer access and international settlement arrangements;

•	our ability to grow our mobile financial services business in our Latin American markets;

•	adverse legal or regulatory disputes or proceedings;

•	the success of our business, operating and financing initiatives and strategies, including partnerships and capital expenditure plans;

•	our expectations regarding the growth in fixed broadband penetration rates and the return that our investment in broadband networks will yield;

•	the level and timing of the growth and profitability of new initiatives, start-up costs associated with entering new markets, the successful deployment of new systems and applications to support new initiatives;

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•	our ability to create new organizational structures for the Tigo Money and Towers businesses and manage them independently to enhance their value;

•	relationships with key suppliers and costs of handsets and other equipment;

•	our ability to successfully pursue acquisitions, investments or merger opportunities, integrate any acquired businesses in a timely and cost-effective manner and achieve the expected benefits of such transactions;

•	the availability, terms and use of capital, the impact of regulatory and competitive developments on capital outlays, the ability to achieve cost savings and realize productivity improvements;

•	technological development and evolving industry standards, including challenges in meeting customer demand for new technology and the cost of upgrading existing infrastructure;

•	the capacity to upstream cash generated in operations through dividends, royalties, management fees and repayment of shareholder loans; and

•	other factors or trends affecting our financial condition or results of operations.

This list of important factors is not exhaustive. You should carefully consider the foregoing factors and other uncertainties and events, especially in light of the political, economic, social and legal environments in which we operate. Forward-looking statements are only our current expectations and are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under “Item 3—D. Key Information—Risk Factors” in our most recent Annual Report on Form 20-F. These risks and uncertainties include factors relating to the markets in which we operate and global economies, securities and foreign exchange markets, which exhibit volatility and can be adversely affected by developments in other countries, factors relating to the telecommunications industry in the markets in which we operate and changes in its regulatory environment, and factors relating to the competitive markets in which we operate.

THE COMPANY

We are a leading provider of cable and mobile services dedicated to emerging markets. Through our main brands Tigo and Tigo Business™, we provide a wide range of digital services in nine countries in Latin America and one country in Africa, including high-speed data, cable TV, direct-to-home satellite TV (“DTH” and when we refer to DTH together with cable TV, we use the term “pay-TV”), mobile voice, mobile data, SMS, mobile financial services (“MFS”), fixed voice, and business solutions including value-added services (“VAS”). We provide services on both a business-to-consumer and a business-to-business basis, and we have used the Tigo brand in all our markets since 2004.

We offer the following principal categories of services:

•	Mobile, including mobile data, mobile voice, and MFS to consumer, business and government customers;

•	Cable and other fixed services, including broadband, pay-TV, content, and fixed voice services for residential (Home) customers, as well as voice, data and VAS and solutions to business and government customers.

We conduct our operations through local holding and operating entities in various countries, which are either our subsidiaries (in which we are the sole shareholder or the controlling shareholder) or joint ventures with our local partners. In Latin America, our principal region, we provide both mobile and cable services in eight countries: Bolivia, Colombia, El Salvador, Guatemala, Honduras, Nicaragua, Panama and Paraguay. In addition, we provide cable services in Costa Rica. In Africa, we provide mobile services in Tanzania.

The Company’s legal name is Millicom International Cellular S.A. The Company uses the Tigo brand in all of the countries in which we do business. We are a public limited liability company (société anonyme), organized and established under the laws of the Grand Duchy of Luxembourg on June 16, 1992 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B40630. The Company’s registered office is at: 2, Rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg. The Company’s telephone number is: +352 27 759 018. The Company’s U.S. agent for service of process is: CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The Company’s website address is www.millicom.com. The information contained on, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in the securities offered using this prospectus involves a high degree of risk. You should carefully consider the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in the prospectus supplement, before making an investment decision. The Company’s business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. The risks described below are those known to Millicom and that it currently believes may materially affect it.

Risks Relating to Millicom

You should read “Risk Factors” under “Item 3—D. Key Information—Risk Factors” in Millicom’s Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference in this prospectus, for information on risks relating to Millicom (including its industry, business and financial structure). See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

The specific use of proceeds, if any, from the sale of securities will be specified in the accompanying prospectus supplement relating to a particular offering. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes, which may include:

•	meeting or enhancing our working capital requirements;

•	redeeming or repurchasing our outstanding securities;

•	refinancing our outstanding debt;

•	financing capital expenditures or business acquisitions; or

•	for other general corporate purposes.

We may temporarily invest the proceeds of any offering in short-term investments.

DESCRIPTION OF COMMON SHARES

This prospectus may be used to offer our common shares, including common shares represented by SDRs.

For a description of our common shares, please see “Share Capital” under “Item 10. Additional Information—A. Share Capital” in Millicom’s Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference in this prospectus. The description of our common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our Articles of Association. Prospective investors are urged to read the exhibits incorporated by reference for a complete understanding of our Articles of Association. For a description of our Articles of Association, please see “Item 10. Additional Information—B. Memorandum and Articles of Association” in our Annual Report on Form 20-F/A.

DESCRIPTION OF RIGHTS TO PURCHASE COMMON SHARES

We may offer rights to purchase common shares of the Company, including common shares represented by SDRs, which we refer to as “common share rights.” The applicable prospectus supplement will describe the specific terms of any such rights offering, including the following.

•	the title of the common share rights;

•	the class of common shares for which the common share rights are exercisable;

•	the exercise price for the common share rights;

•	the number of common share rights issued;

•	any other terms of the common share rights, including terms, procedures and limitations relating to the exercise of the common share rights;

•	whether the common share rights may be exercised only by our existing shareholders or additionally by other persons, and whether any unsubscribed common share rights or the common shares underlying such rights may be offered to persons other than our shareholders;

•	whether the common share rights will be offered to holders of SDRs and the terms, procedures and limitations relating to the exercise of the common share rights by or on behalf of SDR holders;

•	information regarding the trading of common share rights, including the stock exchanges, if any, on which the common share rights will be listed;

•	the record date, if any, to determine who is entitled to the common share rights;

•	the period during which common share rights may be exercised;

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	if applicable, a discussion of the material U.S. federal income and Luxembourg tax considerations applicable to the issuance and exercise of the common share rights.

DESCRIPTION OF SWEDISH DEPOSITORY RECEIPTS

The SDRs are governed by a custodian agreement between us and Skandinaviska Enskilda Banken AB (publ) (the “Depository”), dated as of December 16, 2011, as amended, which stipulates our and the Depository’s various responsibilities in relation to the SDRs (the “Custodian Agreement”), and the General Terms & Conditions for Swedish Depository Receipts, dated as of January 2012, as amended, which set forth the terms and conditions of the SDRs and govern the relationship between SDR holders and the Depository (together with the Custodian Agreement, the “Deposit Agreement”).

In connection with any offering of our common shares and pursuant to the Deposit Agreement, we may deposit all or a portion of such shares with the Depository at the request of any underwriter, subscriber or other purchaser entitled to receive the common shares in the form of new SDRs. The Depository will then deliver SDRs representing the common shares to the requesting underwriter, subscriber or purchaser. Any such SDRs will be issued and governed by Swedish law and in accordance with the Deposit Agreement.

The following is a summary of certain provisions of the Deposit Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the above-referenced Custodian Agreement and the General Terms & Conditions for Swedish Depository Receipts, which, together with the amendments thereto, are filed as exhibits hereto. Copies of the Deposit Agreement are also available for inspection at the principal office of the Depository, currently located at Kungsträdgårdsgatan 8, SE-106 40 Stockholm, Sweden.

Swedish Depository Receipts

SDRs representing common shares of the Company are issuable pursuant to the Deposit Agreement. Each SDR represents the right to receive one common share upon the request of the SDR holder in accordance with the Deposit Agreement and the process described below. The common shares represented by SDRs are deposited with the Depository, as depository and custodian in Sweden. An SDR holder is not treated as one of our common shareholders and, as a result, may not have certain rights enjoyed by the holders of our common shares. The rights of the holders of our common shares are governed by the laws of the Grand Duchy of Luxembourg and our Articles of Association. See “Description of Common Shares.” The rights of SDR holders are governed by the provisions of the Deposit Agreement, which is governed by Swedish law. In accordance with applicable laws and to the extent practically possible, the Deposit Agreement provides that SDR holders shall have rights with respect to the Company as would be exercisable if they had owned common shares directly and not SDRs.

Deposit and Withdrawal of Common Shares and Issuance of SDRs

Subject to the terms and conditions of the Deposit Agreement, the Depository shall accept our common shares for deposit by registration of the Depository as owner of the common shares in lieu of the holder, provided that the person depositing such shares delivers (i) physical certificates of such shares to the Company or Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as and to the extent applicable, together with a request for approval of the authenticity of the document and consent to deposit the shares with the Depository, (ii) a written order to the Depository to arrange to make an adjustment to the book-entry verification register kept by Euroclear Sweden AB for the number of SDRs representing such deposited common shares and (iii) any payments and other documentation as required by the Deposit Agreement and other applicable law. The Depository will arrange to have the SDRs registered in the verification register kept by Euroclear Sweden AB and provide instructions necessary to have the SDRs credited to the holders’ respective accounts. Any SDRs registered with Euroclear Sweden AB are listed on the Nasdaq Stockholm AB stock exchange.

Upon receipt by the Depository of written instructions from a holder surrendering SDRs and the payment of all taxes, fees and governmental charges specified in the Deposit Agreement, the holder of such SDRs shall be directly registered as a shareholder in either the Company’s share register kept by Skandinaviska Enskilda Banken S.A. (the “Registrar”) in Luxembourg or in the register of common shares maintained by Broadridge, as the case may be, for the number of common shares equal to the holder’s holdings of SDRs. Such registration shall take place as soon as the corresponding number of SDRs are de-registered from the verification register kept by Euroclear Sweden AB.

The deposit and withdrawal of common shares may be limited from time to time as determined by the Depository in consultation with the Company.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the deposited shares, or whenever, for any reason, the Company causes a change in the number of common shares that are represented by each SDR, any exchange of SDRs is effected or the Depository receives notice of any meeting of holders of the deposited securities, the Company and the Depository will fix a record date for the determination of the holders who are entitled to receive such dividend or other property, distribution or rights or the net proceeds of the sale thereof, to receive common shares in connection with bonus issues, to give instructions for the exercise of voting rights at any such meeting and to otherwise exercise those rights which normally inure to shareholders in the Company. To the extent practically feasible and otherwise appropriate, the record date in Sweden for dividends and other rights will correspond to the record date for holders of common shares as provided by Luxembourg law and the Articles of Association of the Company.

Rights, Dividends and Other Distributions

Upon receipt of any cash dividend or other cash distribution by the Company, the Depository will as promptly as practicable convert or cause to be converted such dividend or other cash distribution received by it on the deposited common shares into Swedish krona (“SEK”). On the payment date determined by the Depository and the Company, such amount will be distributed through Euroclear Sweden AB to the SDR holders in proportion to the number of SDRs representing such deposited common shares held by each of them. The amounts distributed will be reduced by any amounts required to be withheld by us or the Depository on account of taxes or other governmental charges.

If we declare a dividend or free bonus distribution of common shares (excluding a distribution where an SDR holder is given the option to receive cash in lieu of common shares), the Depository will arrange to adjust the verification register kept by Euroclear Sweden AB to reflect the increase in the aggregate number of SDRs representing such shares. If in the opinion of the Depository, however, the dividend or distribution is not feasible for any reason (including any requirement involving that the Company, Euroclear Sweden AB or the Depository must withhold an amount of taxes or other governmental charges in order for the dividend or distribution to occur), the Depository may, upon consultation with us, adopt such method as it may deem equitable or practicable in order to effect such distribution. Such methods include the advance payment of any taxes or governmental charges or the sale (public or private) of all or any part of the common shares and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash. If any SDR holder is entitled to receive fractional shares as a result of a dividend or free bonus distribution of common shares, the Depository will promptly sell the fractional shares and distribute the proceeds of such sale to the SDR holder.

If we declare a dividend in the form of preferential subscription rights that entitle holders to subscribe for additional common shares, we may make provisions for the distribution of preferential subscription rights to SDR holders that entitle them to subscribe for SDRs. The terms of any such rights to subscribe for SDRs will be described in the applicable prospectus supplement.

Whenever the Depository receives any distribution upon any deposited shares in securities or property (other than cash or shares or rights upon any deposited securities), including a distribution whereby SDR holders are offered the option of receiving either cash or securities, the Depository will cause such securities or property to be distributed to the SDR holders entitled thereto, in proportion to their holdings, in any manner that the Depository may decide. If in the opinion of the Depository, however, the distribution of such property cannot be made proportionately among such owners, or if for any other reason (including any requirement that the Depository or Euroclear Sweden AB must withhold an amount on account of taxes or other governmental charges in order for the distribution to occur) the Depository deems such distribution not feasible, the Depository may, upon consultation with us, adopt such method as it may deem equitable or practical be in order to effect such distribution, including the sale (public or private) of all or any part of such securities or property and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash.

Taxation

In connection with any dividend to SDR holders, we, the Depository, the Registrar or Euroclear Sweden AB will withhold and remit to the appropriate governmental authorities in Luxembourg and Sweden any amounts of tax required to be withheld. In the event that the Company, the Depository, the Registrar, Euroclear Sweden AB or any of their respective agents determines that dividends in cash, shares, rights or other property are subject to tax or other governmental fees which are required to be withheld, it is entitled to withhold cash amounts or sell all or part of such property as is financially and practically necessary to sell in order to be able to pay such taxes or fees. The Depository will distribute the net proceeds of any sale or the balance of any such property or cash after deduction of such taxes or fees to the SDR holders entitled thereto. The SDR holders will remain liable for any deficiency.

Voting

The Depository, the Company and Euroclear Sweden AB will establish arrangements such that the SDR holders may participate in the Company’s general meetings of shareholders and vote for the common shares represented by the SDRs. SDR holders as of the record date specified by the Depository and the Company are entitled, subject to the Deposit Agreement, our Articles of Association and other applicable law, to participate in the proceedings of and vote at the general meetings of the shareholders. In consultation with the Depository, the Company will send notice of such general meetings in accordance with Luxembourg law and other applicable rules and regulations, which will contain instructions regarding what actions must be taken by an SDR holder in order to participate in the general meeting or otherwise exercise his or her voting right.

The Depository will make arrangements so that proxies, with full power of substitution, are issued by the Depository to each SDR holder who is registered as a holder on the record date of the general meeting to represent the Depository in its capacity as holder of common shares and participate in the proceedings of the meetings or designate a third party as attorney to represent such SDR holder at the meetings of the shareholders. The Depository will not represent any common shares at the meetings of the shareholders for which SDR holders have not notified their intention to participate or vote at such meeting, either personally or by proxy.

Reports and Notices

On or before the first date on which we give notice of, by publication or otherwise, any shareholders’ meeting or of any adjourned shareholders’ meeting, the taking of any action by such shareholders other than at a meeting, or the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities, we agree to transmit to the Depository a copy of the notice thereof in the form given to the holders of common shares. If requested by us, the Depository will arrange for the prompt mailing of such notices to all SDR holders. The Depository may, in lieu of mailing notices and provided that the Company has given the Custodian its written consent, publish the notice in at least one Swedish daily newspaper with nation-wide coverage. The Depository will also, upon request, make available for inspection by SDR holders at its principal office any notices, reports and communications received from us that are made generally available to holders of our common shares.

Changes Affecting Deposited Shares

Upon any change in par value, split-up, consolidation or any other reclassification of common shares or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities or property that are received by the Depository in exchange for, or in conversion, replacement or otherwise in respect of, deposited securities will be treated as new deposited securities under the Deposit Agreement, and the SDRs will, subject to the terms of the Deposit Agreement and applicable laws, represent the new deposited securities so received in exchange or conversion. The Depository will cause appropriate adjustments to be made in the records of Euroclear Sweden AB with respect to the number of SDRs issued, as in the case of a stock dividend on the shares, to reflect SDRs representing such new deposited securities.

Limitation on Liability

Under the Deposit Agreement, the Depository will not be liable for certain losses or damages, including losses due to (i) Swedish or foreign legislation or regulatory decrees and (ii) acts of war, strikes, boycotts, lockouts, blockades, acts of terrorism or other similar circumstances. The reservation regarding strikes, boycotts, lockouts and blockades applies even if the Depository undertakes, or is the object of, such actions. If we or the Depository are hindered from making payment or taking any other action by the circumstances described above, such action may be deferred until the hindrance has ceased to exist.

Neither we, the Depository or Euroclear Sweden AB are responsible for losses or damages that the SDR holders incur due to the fact that a certain dividend, right, notice or other entitlement which accrues to shareholders of the Company cannot, due to technical, legal or other reasons beyond the control of the parties mentioned above, be distributed or otherwise provided to those SDR holders registered in the verification register kept by Euroclear Sweden AB on a timely basis or at all. Further, provided that the Company has acted with ordinary care, the Company will not be responsible for any losses or damages that may arise out of acts performed or omitted by the Depository due to negligence of the Depository.

Amendment and Termination of the Deposit Agreement

The Custodian Agreement may at any time and from time to time be amended by written agreement between us and the Depository, and the General Terms & Conditions for Swedish Depository Receipts may be amended by the Depository, in consultation with us, to comply with applicable laws and regulations or if such amendment is appropriate or necessary for other reasons, in all cases on the condition that the rights of SDR holders are not adversely affected in a material manner.

The Custodian Agreement may be terminated by either the Depository or the Company by giving the other party a written notice of termination not less than six months in advance. If the common shares continue to be represented by SDRs notwithstanding such termination, the Company will notify the SDR holders of the termination and appoint a successor custodian no later than three months before the effective date of termination. In the event that a successor custodian has not been appointed and assumed all rights and obligation of the Depository within six months after the date of the notice of termination regarding the Custodian Agreement, then the Depository will be entitled to terminate the General Terms & Conditions for Swedish Depository Receipts within six months notice, and will continue to act as custodian under the Deposit Agreement until the expiration of such six-month notice period. The Custodian Agreement will further terminate when the common shares are no longer represented by SDRs or the SDRs are de-listed from the Nasdaq Stockholm AB stock exchange.

The General Terms & Conditions for Swedish Depository Receipts may be terminated by the Depository by giving notice of termination to the SDR holders upon the occurrence of certain events. If notice of termination is given, the General Terms & Conditions for Swedish Depository Receipts will continue to remain in force for a period of six months from the date of the announcement, where the SDRs have not previously been delisted from the Nasdaq Stockholm AB stock exchange. The announcement will include the record date on which the Depository will de-register all SDRs, and the Depository will proceed to transfer the common shares in accordance with instructions by the SDR holder or as otherwise agreed with the SDR holder. In the event that the SDR holder has not provided a transfer instruction, it is not practically possible to transfer the common shares in accordance with the transfer instruction by the SDR holder, or an agreement has otherwise not been reached, the Depository will be entitled to sell the underlying common shares. The SDR holder is entitled to the proceeds of the sale following deduction for reasonable costs, fees and taxes.

Charges of Depository

The Depository’s expenses and fees for its assignment and the related costs for Euroclear Sweden AB’s services are borne by the Company unless otherwise expressly provided for in the Deposit Agreement. Holders may deposit their common shares and receive SDRs representing the common shares or return SDRs and receive common shares, as applicable, upon the payment to the Depository of an SEK 2,500 fee per deposit or return instruction.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	their compensation;

•	the estimated net proceeds to us;

•	the purchase price of the securities;

•	the public offering price of the securities; and

•	any exchange on which the securities will be listed, if applicable.

If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Expenses

The expenses of any offering of securities will be detailed in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the common shares of Millicom and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for Millicom by Hogan Lovells (Luxembourg) LLP, its Luxembourg counsel. Certain matters with respect to United States federal and New York law will be passed upon for Millicom by Davis Polk & Wardwell LLP, its United States counsel.

EXPERTS

The consolidated financial statements of Millicom International Cellular S.A. (the “Group”) appearing in Millicom International Cellular S.A.'s Annual Report (Form 20-F/A) for the year ended December 31, 2021 and the effectiveness of Millicom International Cellular S.A.'s internal control over financial reporting as of December 31, 2021 (excluding the internal control over financial reporting of the subsidiaries that formerly comprised the Group's Guatemala joint venture business) have been audited by Ernst & Young S.A., an independent registered public accounting firm, as stated in their reports thereon, which as to the report on the effectiveness of Millicom International Cellular S.A.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the subsidiaries that formerly comprised the Group's Guatemala joint venture business, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Tigo Guatemala Companies as of and for the years ended December 31, 2020 and 2019, appearing in Millicom International Cellular S.A.'s Report on Form 6-K filed with the Securities and Exchange Commission on March 1, 2022, have been audited by Ernst & Young S.A., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Company shall indemnify any director or officer and his or her heirs, executors and administrators for any damages, compensations and costs to be paid by him or her and any expenses reasonably incurred by him or her as a consequence of, or in connection with any action, suit or proceeding to which he or she may be a party by reason of him or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor, except in relation to matters as to which he/she shall be finally judged in such action, suit or proceeding to be liable for gross negligence or willful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such breach of duty. The foregoing right of indemnification shall not exclude other rights to which he/she may be entitled.

The indemnification by the Company shall include the right of the Company to pay or reimburse a defendant's reasonable legal costs before any proceeding or investigation against the defendant shall have resulted in a final judgment, settlement or conclusion, provided the Company’s directors shall have determined in good faith that the defendant's actions did not constitute willful and deliberate violations of the Law and shall have obtained the relevant legal advice to that effect.

Item 9. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) ;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on this 1st day of March, 2022.

MILLICOM INTERNATIONAL CELLULAR S.A.

By:	/s/ Tim Pennington
	Name:	Tim Pennington
	Title:	Senior Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mauricio Ramos, Tim Pennington and Salvador Escalón, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of March, 2022.

/s/ Mauricio Ramos Mauricio Ramos Chief Executive Officer (Principal Executive Officer)	/s/ Tim Pennington Tim Pennington Senior Executive Vice President, Global Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ José Antonio Ríos García José Antonio Ríos García Chairman of the Board and Director	/s/ Pernille Erenbjerg Pernille Erenbjerg Director

/s/ Odilon Almeida Odilon Almeida, Director	/s/ Bruce Churchill Bruce Churchill, Director

/s/ Sonia Dulá Sonia Dulá, Director	/s/ Lars-Johan Jarnheimer Lars-Johan Jarnheimer, Director

/s/ Mercedes Johnson Mercedes Johnson, Director	/s/ James Thompson James Thompson, Director

/s/ Salvador Escalón Salvador Escalón, Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

3.1†	Amended and Restated Articles of Association of Millicom International Cellular S.A. (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

4.1†	Custodian Agreement, between us and Skandinaviska Enskilda Banken AB, as depository and custodian, dated as of December 16, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 2, 2012)

4.2†	Amendment No. 1 to the Custodian Agreement, between us and Skandinaviska Enskilda Banken AB, as depository and custodian, dated as of June 11, 2020 (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

4.3†	Amendment No. 2 to the Custodian Agreement, between us and Skandinaviska Enskilda Banken AB, as depository and custodian, dated as of February 28, 2022 (incorporated by reference to Exhibit 4.15 to the Company’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

4.4†	General Terms & Conditions for Swedish Depository Receipts, dated as of January 2012 (incorporated by reference to Exhibit 4.16 to the Company’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

5.1	Opinion of Hogan Lovells (Luxembourg) LLP, Luxembourg counsel to the Company, as to the validity of the securities being registered

23.1	Consent of Ernst & Young S.A. (with respect to the audited consolidated financial statements of Millicom International Cellular S.A. included in the Company’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

23.2	Consent of Ernst & Young S.A. (with respect to the audited combined financial statements of the Tigo Guatemala Companies (which are comprised of Comunicaciones Celulares, S.A., Comunicaciones Corporativas, S.A., Servicios especializados en Telecomunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Servicios Innovadores de Comunicación y Entretenimiento, S.A., Navega.com, S.A. and Cloud2Nube, S.A.) included in the Company’s Report on Form 6-K, filed with the SEC on March 1, 2022)

23.3	Consent of Hogan Lovells (Luxembourg) LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors of Millicom International Cellular S.A. (included on the signature page of this registration statement)

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a Report on Form 6-K to be incorporated by reference herein in connection with an offering of securities.

†	Previously filed.